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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of Wheeling Island Gaming, Inc. of our report dated February 23, 2001 relating to the financial statements of Wheeling Island Gaming, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Buffalo, New York
January 28, 2002